April 5, 2000




Dear Shareholder:

              You  are  cordially  invited  to  attend  our  Annual  Meeting  of
Shareholders at 10:00 a.m. on Tuesday, May 9, 2000, at the Company's headquarters located at 7337 West Washington Street, Indianapolis, Indiana 46231. We will review Amtran's 1999 performance and answer any questions you may have. Enclosed with this Proxy Statement are your voting card and 1999 Annual Report.

              I look forward to seeing you on May 9. Any shareholder requiring directions to the meeting should contact our Secretary, Brian T. Hunt, at 317/240-7006.

                                Sincerely yours,



                                J. George Mikelsons
                                Chairman of the Board

                               NOTICE OF THE
                     2000 ANNUAL MEETING OF SHAREHOLDERS
                            AND PROXY STATEMENT


     The Annual Meeting of Shareholders of Amtran, Inc. will be held on Tuesday, May 9, 2000, at 10:00 a.m. at the Company's headquarters located at 7337 West Washington Street, Indianapolis, Indiana. At the meeting, the shareholders will consider and take action on the following:

        1. Election of seven Directors: J. George Mikelsons, John P. Tague, Kenneth K. Wolff, James W. Hlavacek, Robert A. Abel, William P. Rogers, Jr. and Andrejs P. Stipnieks, each for a term of one year;

        2. Approval of the 2000 Incentive Stock Plan for Key Employees of Amtran, Inc., which has been approved by the Board of Directors and adopted by the Company, subject to shareholder approval;

        3. Ratification of Ernst & Young as independent accountants for the fiscal year ending December 31, 2000; and

        4. Transact any other business properly before the Annual Meeting.

The Amtran Board of Directors recommends a vote "in favor of" all proposals.

        Shareholders of record at the close of business on March 9, 2000, will be entitled to vote at the Annual Meeting or any adjournments thereof. A complete list of shareholders entitled to vote will be available at Amtran's offices for a period of ten days prior to the Annual Meeting.

        This Proxy Statement, voting instruction card and Amtran, Inc.'s 1999 Annual Report to Shareholders are being distributed on or about April 5, 2000.

                                          By order of the Board of Directors



Dated:  April 5, 2000                     Brian T. Hunt
                                          Vice President and Secretary

                                 PROXY STATEMENT
                                TABLE OF CONTENTS

                                                                            Page

QUESTIONS AND ANSWERS...............................................           1

PROPOSALS TO BE VOTED UPON..........................................           3

BOARD OF DIRECTORS .................................................           6
     Board Meetings and Committees..................................           7
     Directors' Compensation........................................           7
     Certain Relationships and Related-Party Transactions...........           8

REPORT OF THE COMPENSATION COMMITTEE................................           9

BENEFICIAL OWNERSHIP TABLE..........................................          11

SUMMARY COMPENSATION TABLE..........................................          12

OPTION GRANTS TABLE ................................................          14

OPTION EXERCISES AND YEAR-END OPTION
  VALUES TABLE......................................................          15

STOCK PERFORMANCE GRAPH.............................................          16

                        Q U E S T I O N S  A N D   A N S W E R S
--------------------------------------------------------------------------------

Q:  What am I voting on?

A: Re-election of seven (7) directors (J. George Mikelsons, John P. Tague, Kenneth K. Wolff, James W. Hlavacek, Robert A. Abel, William P. Rogers, Jr., and Andrejs P. Stipnieks);
    Approval of a new Incentive Stock Plan for the Company's key employees which the Board of Directors recommends for approval by the shareholders; and Ratification of Ernst & Young LLP as Amtran's independent accountants.
    (See pages 3-5 for more details.)
--------------------------------------------------------------------------------

Q:  Who is entitled to vote?

A: Shareholders as of the close of business on March 9, 2000 (the Record Date), are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.
--------------------------------------------------------------------------------

Q:  How do I vote?

A: Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of all proposals. You have the right to revoke your proxy any time before the meeting by (1) notifying Amtran's Corporate Secretary, (2) voting in person, or (3) returning a later-dated proxy. If you return your signed proxy card, but do not indicate your voting preferences, Kenneth K. Wolff and James W. Hlavacek will vote FOR the three proposals on your behalf.
--------------------------------------------------------------------------------

Q:  Is my vote confidential?

A: Yes. Proxy cards, ballots and voting tabulations that identify individual shareholders are confidential. Only the inspector of election and certain employees associated with processing proxy cards and counting the votes have access to your card. Additionally, any comments directed to management (whether written on the proxy card or elsewhere) will remain confidential, unless you ask that your name be disclosed.
--------------------------------------------------------------------------------

Q:  Who will count the vote?

A: Representatives of National City Bank, our Stock Transfer Agent, will tabulate the votes and act as inspector of election.
--------------------------------------------------------------------------------

Q:  What does it mean if I get more than one proxy card?

A: It is an indication that your shares are registered differently and are in more than one account. Sign and return all proxy cards to insure that all your shares are voted.


--------------------------------------------------------------------------------

Q:  What constitutes a quorum?

A: As of the Record Date, 12,280,245 shares of Amtran common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy card, then you will be con-sidered part of the quorum. If you are present or represented by a proxy at the Annual Meeting and you abstain from voting, your abstention will have the same effect as a vote against such proposal.
--------------------------------------------------------------------------------

Q:  Who can attend the Annual Meeting?

A:  All shareholders as of the Record Date can attend.
--------------------------------------------------------------------------------

Q:  What percentage of stock do the Amtran directors own?

A: Together, they own approximately 75% of our common stock as of the Record Date. (See page 11 for more details.)
--------------------------------------------------------------------------------

Q:  Who are the largest principal shareholders?

A: J. George Mikelsons owned 8,271,200 shares, or 69%, as of March 9, 2000. Dimensional Fund Advisors, Inc. owned 689,900 shares, or 5.55%, as of
December 31, 1999.
--------------------------------------------------------------------------------

Q:  When are the 2000 shareholder proposals due?

A: In order to be considered for inclusion in next year's proxy statement, shareholder proposals must be submitted to Amtran in writing no later than December 2, 2000.

    For a shareholder proposal that is not intended to be included in Amtran's proxy materials but is intended to be raised by the shareholder from the floor at next year's Annual Meeting, the shareholder must provide advance notice no later than February 15, 2001. If a proposal is received after that date, Amtran's proxy for next year's Annual Meeting may confer discretionary authority to vote on such matter.

    Shareholder proposals and related notices should be sent to Brian T. Hunt, Corporate Secretary, 7337 West Washington Street, Indianapolis, Indiana 46231.

             P R O P O S A L S  T O  B E   V O T E D   U P O N
--------------------------------------------------------------------------------



1.  Re-election of Directors

    Nominees for re-election this year are J. George Mikelsons, John P. Tague, Kenneth K. Wolff, James W. Hlavacek, Robert A. Abel, William P. Rogers, Jr., and Andrejs P. Stipnieks. All directors are elected to serve one-year terms. (See pages 6 and 7 for more information.

    We need the affirmative vote of a majority of the outstanding shares of common stock to elect the nominees. Your Board recommends a vote FOR these directors. Abstentions and votes withheld for directors will have the same effect as votes against.


2.  Approval of Incentive Stock Plan

    Since 1993, the Company's Compensation Committee has issued stock options to certain key employees of the Company in order to attract, motivate and retain such employees and furnish them with incentives by providing them with opportunities to participate in the growth and profitability of the Company. Such stock options were issued pursuant to plans adopted and approved by shareholders in 1993 and 1996. The Compensation Committee has issued all stock options permitted by the 1993 and 1996 plans.

    The Board of Directors has authorized the Compensation Committee to continue to issue stock options when the Board deems such issuance to be in the best interests of the Company. To this end, a new stock option plan must be approved by the shareholders of the Company. If a new plan is not approved, any awards made under such plan will be null and void.

    The complete text of the 2000 Incentive Stock Plan for Key Employees of Amtran, Inc. is set forth as Exhibit A to this Proxy Statement. A summary of the terms of the Plan is set forth below:

    Administration. The Plan will be administered by the Compensation Committee, each member of which qualifies as (a) an "outside director," and (b) a "non-employee director" as defined by tax and security laws. The Committee has the authority to decide all questions concerning the Plan.

    Eligibility. All salaried employees, which shall include officers, of the Company and its subsidiaries are eligible to receive an award under the Plan.

    Stock Subject to Plan. There will be reserved for issuance under the Plan an aggregate of 3,000,000 shares of Common Stock.

    Stock Options. The Committee in its discretion may issue stock options ("Options") under the Plan. These Options may also qualify as incentive stock options under the Internal Revenue Code. The Committee will determine the time or times when each Option becomes exercisable, provided that no incentive Option will be exercisable more than 10 years after it is granted, and further provided that the purchase price of Stock under each Option will not be less than 100% of the fair market value of the Stock on the date of grant of such Option.

    The Board or the Committee may, in its discretion, prescribe when an Option granted under the Plan will become fully vested and exercisable.

    Restricted Share Awards. The Committee may grant restricted share awards ("Restricted Shares") consisting of Common Stock. The Committee will determine the price, if any, to be paid for Restricted Shares, provided that the issuance of Restricted Shares will be made for at least the minimum consideration necessary to permit such shares to be deemed fully paid and non-assessable.

    Adjustments. In the event of an Optionee's or Restricted Shareholder's termination of employment by reason of death, disability or retirement after age 60, then, in the case of an Option, each outstanding Option will immediately become exercisable in full in respect of the aggregate number of shares covered by the Option; in the case of Restricted Shares, the restriction period will be deemed to have expired, and all unpaid dividends and cash awards will become vested.

    Amendment or Termination. The Plan may be terminated, modified or amended by the shareholders of the Company. In addition, the Committee may at any time amend or terminate the Plan, provided that the Committee may not, without approval by the shareholders of the Company, (i) increase the maximum number of shares of stock as to which awards may be granted under the Plan other than pursuant to the anti-dilution provisions thereof, (ii) change the class of employees eligible to receive awards, or (iii) adopt any other amendments to the Plan that are considered material for purposes of Rule 16b-3(b) under the Securities Exchange Act of 1934. Moreover, no amendment or termination may be made which adversely affects the rights and obligations of award grantees without the consent of the affected grantees.

    Federal Income Tax Consequences. The following brief description of the tax consequences of awards under the Plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consequences.

    Options. There are no Federal tax consequences either to the optionee or to the Company upon the grant of an incentive stock option (an "ISO") or a non-qualified stock option ("NQSO"). On the exercise of an ISO, the optionee will not recognize any income, and the Company will not be entitled to a deduction, although such exercise may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within one year of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain, and any loss, will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the foregoing holding requirements are met, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

    On exercise of a NQSO, the excess of the date-of-exercise fair market value of the shares over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

    Restricted Share Awards. A recipient of Restricted Shares will not recognize taxable income at the time of the award unless the shares are issued at the beginning of the Restricted Period and he elects otherwise. At the time any restrictions applicable to the Restricted Shares lapse, the recipient will recognize ordinary income, and the Company will be entitled to a corresponding deduction equal to the excess of the fair market value of such stock at such time over the amount paid therefor. Dividends paid to the recipient on the Restricted Stock during the Restricted Period and retained distributions and cash awards paid at the end of the Restricted Period will be ordinary compensation income to the recipient and deductible as such by the Company.

    Options Granted Under the Plan. The Compensation Committee granted options in the amount of 547,475 shares and such awards are subject to shareholder approval of the Plan. If the Plan is not approved by the Company's shareholders, the awards will be null and void.

    We need the affirmative vote of a majority of the outstanding shares of common stock in order to approve the 2000 Incentive Stock Plan. Your Board recommends a vote FOR this Plan.


3.  Ratification of Ernst & Young as Independent Accountants

    Ernst & Young has been our independent public accountants for the past seven years. The Audit Committee and the Board believe that Ernst & Young's long-term knowledge of Amtran is invaluable. Representatives of Ernst & Young have direct access to members of the Audit Committee and regularly attend their meetings. Representatives of Ernst & Young will attend the Annual Meeting to answer any shareholder questions and to make a statement if they desire to do so.

    In 1999, the Audit Committee (1) reviewed all services provided by Ernst & Young to insure that they were within the scope previously approved by the Committee, and (2) concluded that the non-audit services performed by Ernst & Young for Amtran or its subsidiaries did not impair its independence as Amtran's accountants.

    We need the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the meeting in order to ratify Ernst & Young as independent accountants for 2000-2001. The Audit Committee and the Board recommend a vote FOR Ernst & Young as independent accountants for 2000-2001.

                        B O A R D  O F  D I R E C T O R S
--------------------------------------------------------------------------------


J. GEORGE  MIKELSONS                                        Director  since 1993
J. George Mikelsons, age 62, is the founder, Chairman of the Board and, prior to the Company's initial public offering in May 1993, was the sole shareholder of the Company. Mr. Mikelsons founded American Trans Air, Inc. and Ambassadair Travel Club, Inc. in 1973. Mr. Mikelsons currently serves on several boards of directors, including The Indianapolis Zoo; the Indianapolis Convention and Visitors Association, where he is a member of the Executive Committee; and IWC Resources Corporation (formerly the Indianapolis Water Company). Mr. Mikelsons has been an airline Captain since 1966 and remains current on several jet aircraft.

                                                                Director 1993-95
JOHN P. TAGUE                                         Director July 1997-present
John P. Tague, age 37, was named President and Chief Executive Officer of the Company in July 1997. He had previously served as the Company's President and Chief Operating Officer since October 1993 before resigning to form his own aviation consulting company in 1995. Prior to his tenure as the Company's President and Chief Operating Officer, he was Executive Vice President from June 1993 to October 1993. Prior to that time, he was Senior Vice President, Marketing and Sales, of the Company. From May 1991 to November 1991, he was Vice President of Marketing and Sales for the Company. Mr. Tague was employed at Midway Airlines from 1985 to 1991. Prior to joining Midway Airlines in 1985, Mr. Tague was a transportation consultant and held various positions at a regional airline. Mr. Tague serves on the Board of Directors of the Air Transport Association.

JAMES W. HLAVACEK                                            Director since 1993
James W. Hlavacek, age 63, was appointed Chief Operating Officer of the Company in 1995. He continues to serve as Executive Vice President of the Company and President of ATA Training Corporation. From 1986 to 1989, he was the Company's Vice President of Operations. Mr. Hlavacek has been a commercial airline pilot for 35 years and has held the rank of Captain for over 30 years. He was ATA's
Chief Pilot from 1985 to 1986. Mr. Hlavacek is the Chairman of the Board of Directors of the National Air Carrier Association. Mr. Hlavacek is a graduate of the University of Illinois.

KENNETH K. WOLFF                                            Director  since 1993
Kenneth K. Wolff, age 54, was appointed Executive Vice President and the Chief Financial Officer of the Company in 1991. From 1990 to 1991, he was the Company's Senior Vice President and Chief Financial Officer. From 1989 to 1990, he was President and Chief Executive Officer of First of America Bank - Indianapolis. From 1988 to 1989, he was President and Chief Operating Officer of this bank. Prior to his appointment as President of the bank, he held various positions at the bank since 1968. Mr. Wolff is a graduate of Purdue University and also holds a Masters in Business Administration from Indiana University and was a member of the faculty there for five years.

ROBERT A. ABEL                                              Director  since 1993
Robert A. Abel, age 47, is a director in the public accounting firm of Blue & Co., LLC. Mr. Abel is a magna cum laude graduate of Indiana State University with a B.S. Degree in Accounting. He is a certified public accountant with over 20 years of public accounting experience in the areas of auditing and corporate tax. He has been involved with aviation accounting and finance since 1976. Blue & Co., LLC provides tax and accounting services to the Company in connection with selected matters.

WILLIAM P. ROGERS, JR.                                       Director since 1993
William P. Rogers, Jr., age 50, is a partner in the New York law firm of Cravath, Swaine & Moore. After graduating from Case Western Reserve University School of Law in 1978, he served as a clerk in the United States Court of Appeals for the Sixth Circuit based in Cincinnati. He joined the Cravath firm a year later and became a partner in 1985. Cravath, Swaine & Moore provides legal services to the Company in connection with selected matters.

ANDREJS P. STIPNIEKS                                        Director  since 1993
Andrejs P. Stipnieks, age 59, is a consultant on corporatization and priva-tization of government business enterprises. He graduated from the University of Adelaide, South Australia, and is a Barrister and Solicitor of the Supreme Courts of South Australia, the Australian Capital Territory and of the High Court of Australia. Until 1998, Mr. Stipnieks was a Senior Government Solicitor in the Australian Attorney General's Department, specializing in aviation and surface transport law and practice. He has represented Australia on the Legal Committee of the International Civil Aviation Organization at Montreal.

Board Meetings and Committees

       During 1999, the Board of Directors held four (4) meetings. All directors attended each Board meeting and each meeting of those Committees on which he served. As described below, the Board of Directors has Audit and Compensation Committees.

     Name of Committee                                                                             Meetings
        And Members                            Functions of Committee                               in 1999

     Audit
     William P. Rogers, Jr.      - meets with the independent accountants of the Company                   2
     Robert A. Abel              - reviews the audit plan for the Company
     Kenneth K. Wolff            - reviews the annual audit of the Company with the accountants
                                 - recommends whether the accountants should be continued
                                   as auditors for the Company
                                 - reviews the Company's internal controls


     Compensation
     Robert A. Abel              - establishes compensation policies and compensation                      2
     Andrejs P. Stipnieks          for the Company's officers


The Company does not have a standing nominating committee.


Directors' Compensation

       We do not pay directors who are also officers of the Company additional compensation for their service as directors. In 1999, non-employee directors received the following:

     - An annual retainer  of  $18,000  for  serving on the Board
     - An annual fee of $2,500 for  serving as  Chairman of a Committee
     - A fee of $2,000 for each Board of Directors meeting attended in person
     - A fee of $1,000 for each Committee meeting attended in person.
       (Amtran also pays its non-employee directors if they participate in Board and Committee meetings by telephone.)
     - Options to purchase shares of the Company's Common Stock pursuant to the Amtran, Inc. Stock Option Plan for Non-Employee Directors (a one-time grant of an option to purchase 2,000 shares following his election or appointment to the Board of Directors, and for as long as he remains an Eligible Director, an annual grant of an option to purchase 500 shares on the 30th day following each annual meeting of shareholders.)


       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's shares to file with the Securities and Exchange
Commission and Nasdaq reports on their ownership of shares of the Company (so-called 16(a) forms). Based solely on its review of copies of such reports, the Company believes that its directors complied with all such filing requirements.


Certain Relationships and Related-Party Transactions

              Mr. Mikelsons is the sole owner of Betaco, Inc., a Delaware corporation ("Betaco"). Betaco currently owns two airplanes (a Cessna Citation II and a Lear Jet) and three helicopters (a Bell 206B Jet Ranger III, an Aerospatiale 355F2 Twin Star and a Bell 206L-3 LongRanger). The two airplanes and the Twin Star and Jet Ranger III helicopters are leased or subleased to ATA. The LongRanger helicopter is leased to American Trans Air ExecuJet, Inc. ("ExecuJet"). The Company believes that the current terms of the leases and subleases with Betaco for this equipment are no less favorable to the Company than those that could be obtained from third parties.

              The sublease for the Cessna Citation currently requires a monthly payment of $37,500. The sublease for the Lear Jet requires a monthly payment of $42,000. The lease for the JetRanger III currently requires a monthly payment of $7,000. The sublease for the Aerospatiale 355F2 Twin Star requires a monthly lease payment of $22,500, and the lease for the LongRanger requires a monthly payment of $11,200.

              Betaco and Mr. Hlavacek own 100% of the interest in Delta Aviation LLC, an Indiana limited liability corporation. Delta Aviation owns a Beech A36 Bonanza aircraft. The aircraft is leased to ExecuJet and subleased to ATA for $55.00 per flight hour.

              Mr. Rogers, Chairman of the Audit Committee, is a partner in the law firm of Cravath, Swaine & Moore, which provided legal services to the Company in 1999. Mr. Abel, Chairman of the Compensation Committee, is a partner in the accounting firm of Blue & Co., LLC, which provided tax and accounting services to the Company in 1999.






     R E P O R T   O F   T H E   C O M P E N S A T I O N   C O M M I T T E E
--------------------------------------------------------------------------------



What is our compensation philosophy?

       The objectives of Amtran's executive compensation programs are to: (i) attract and retain talented and experienced executives with compensation that is competitive with other U.S. airlines of a size comparable to ATA, (ii) reward outstanding performance and provide incentives based on individual and corporate performance, and (iii) use restricted stock and stock options to align the interests of management with those of the shareholders.

       The Compensation Committee (the "Committee") is responsible for administering the Company's compensation policies and programs, including its officer incentive compensation programs. The Committee currently consists of two independent non-employee directors, Robert A. Abel and Andrejs P. Stipnieks. Mr. Abel, Chairman of the Committee, is a director in the accounting firm of Blue & Co., LLC. Mr. Abel's firm provided tax and accounting service to the Company in 1999.

       As discussed below, the elements of compensation used by the Company include salaries and short-term and long-term incentive programs, including the award of cash bonuses and stock options.


How do we determine base pay?

       The base pay for Mr. Mikelsons and Mr. Tague reflects Amtran's objective to maintain salary levels that are competitive with those offered by U.S. airlines of a size comparable to ATA for comparable positions, taking into consideration a number of factors, as described below.

Mr. Mikelsons' 1999 Base Pay

       In  establishing  a  base  salary  for  Mr.   Mikelsons,   the  Committee
considered:

       -  a compensation analysis prepared by an independent consultant.
       - the fact that Mr. Mikelsons would not participate in any equity-based incentive compensation plan or incentive cash bonus of the Company and the fact that no increase in base salary over 1997 was being proposed.
       -  his age, experience and responsibilities.

       Each of these listed factors was evaluated by the Committee on a subjective basis, and no particular weighting was given to any particular factor. The Committee also sought to maintain the same relative relationship between the salary levels of different officers as exists for comparable positions at other U.S. airlines. After considering the above factors, the Committee approved a base salary for the Chairman for 1999 of $688,194. Based on a compensation analysis available to the Committee, such base salary is higher than the base salaries paid by other airlines to executives holding comparable positions but, given the absence of any stock-based compensation or incentive cash bonus, total compensation was in between the median and the 75th percentile of total annual cash compensation paid by the other airlines included in the analysis.


Mr. Tague's 1999 Base Pay

       In establishing a base salary for Mr. Tague, the Committee considered:

       -   a compensation analysis prepared by an independent consultant.
       -   his age, experience and responsibilities.

       Each of these listed factors was evaluated by the Committee on a subjective basis, and no particular weighting was given to any particular factor. The Committee also sought to maintain the same relative relationship between the salary levels of different officers as exists for comparable positions at other U.S. airlines. After considering the above factors, the Committee approved an annual base salary for Mr. Tague of $500,000. Based on a compensation analysis available to the Committee, such base salary is in between the median and the 75th percentile of the base salary paid by most other airlines to executives holding comparable positions. Mr. Tague's total compensation, including bonus and long-term incentive compensation, is below the median of the annual compensation paid by the other airlines included in the analysis.


How are annual bonuses determined?

       Annual bonuses are paid in cash in the year following performance, based on achievement of predetermined corporate goals. Mr. Mikelsons was not eligible for a bonus payment in 1999. Mr. Tague's 1999 bonus was $460,000.

How are Amtran's incentive compensation programs used to focus management on increasing shareholder value?

       In 1997,  the  Company  adopted  the 1996  Incentive  Stock  Plan for Key
Employees of Amtran, Inc. (the "Incentive Stock Plan"). Under the Incentive Stock Plan, which is administered by the Committee, key employees may receive awards of stock options and restricted stock. The purpose of the Incentive Stock Plan is, among other things, to provide incentives to those key employees who have the capacity for contributing substantially to the growth and profitability of the Company, and to assist the Company in attracting, retaining and motivating such employees. In addition, the Incentive Stock Plan provides a means to more closely align the interests of management employees with those of shareholders.

       In 1999, the Committee awarded stock options covering an aggregate of 175,000 shares of Common Stock to the Company's President and two Executive Vice Presidents. No awards of stock options or restricted stock were made to the Chairman, who does not participate in this program. The option awards made in 1999 vest over a three-year period commencing approximately one year after the grant date. Additional information on the awards made in 1999 appears elsewhere in this Proxy Statement. The Company encourages participants to hold the stock received through the exercise of stock options as a long-term investment.


                                                     Compensation Committee

                                                     Robert A. Abel, Chairman
                                                     Andrejs P. Stipnieks

                    B E N E F I C I A L   O W N E R S H I P
--------------------------------------------------------------------------------

       This table indicates the number of shares of Common Stock owned by (i) the executive officers; (ii) the directors; (iii) any person known by management to beneficially own more than 5% of such stock; and (iv) all directors and executive officers of the Company as a group as of March 9, 2000.

                                                                                                         Percent of
                                                        Number of Shares               Right to          Outstanding
Name and Address of Individual/Group                         Owned (1)                 Acquire(2)         Shares (3)

J. George Mikelsons                                         8,271,200                  -0-                69
7337 West Washington Street
Indianapolis, IN 46231

John P. Tague                                                   -0-                  210,758              --

James W. Hlavacek                                              52,568                189,433              --

Kenneth K. Wolff                                               21,700                218,001              --

Robert A. Abel                                                  4,000                  4,500              --

William P. Rogers, Jr.                                          4,500                  4,500              --

Andrejs P. Stipnieks                                              500                  4,500              --

Stanley Pace                                                    -0-                    -0-                --

Dalen D. Thomas                                                 -0-                   25,000              --

Dimensional Fund Advisors Inc.                                689,900 (4)              -0-                 5
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

All directors and executive officers
as a group(5) (excluding J. George Mikelsons)                  83,268                656,692               6



1 Includes shares for which the named person has shared voting and investment power with a spouse.

2   Shares that can be acquired through presently exercisable stock options.

3   If more than 1%.

4 Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor regis-tered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Invest-ment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Company that are owned by the Portfolios. Such securities are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.

5 Group consists of eight persons (Messrs. Tague, Hlavacek, Wolff, Abel, Rogers, Stipnieks, Pace and Thomas).

             S U M M A R Y   C O M P E N S A T I O N   T A B L E
--------------------------------------------------------------------------------

       This table shows the compensation paid or accrued to the Chairman of the Board, three executive officers and two former executive officers for services rendered during the last three fiscal years.

                                                                                      Long-Term
                                                Annual Compensation                 Compensation
                                                                  Other
                                                                 Annual          Securities   Restricted
      Name and                                                   Compen-        Underlying       Stock       All Other
 Principal Position             Year     Salary($)   Bonus($)    sation($)      Options (#)   Awards($)   Compensation($)

J. George Mikelsons,            1999     688,194         None       None            None         None          4,320 (1)
Chairman of the Board           1998     688,194         None       None            None         None          3,840 (2)
                                1997     688,194         None       None            None         None          2,249 (3)

John P. Tague,                  1999     519,231(4)   460,000       None          75,000 (5)     None          4,320 (1)
President and Chief Executive   1998     496,153      800,000       None          75,000 (6)     None          2,308 (2)
Officer                         1997     184,614         None       None         300,000 (7)     None           None

James W. Hlavacek               1999     337,500(4)   224,250       None          50,000 (8)     None          4,320 (1)
Executive Vice President        1998     323,942      390,000       None          50,000 (9)     None          3,840 (2)
and Chief Operating Officer     1997     295,192       38,675       None         108,000(10)     None          2,249 (3)

Kenneth K. Wolff                1999     337,500(4)   224,250       None          50,000 (8)     None          4,320 (1)
Executive Vice President and    1998     323,942      390,000       None          50,000 (9)     None          3,840 (2)
Chief Financial Officer         1997     295,192       38,675       None         108,000(10)     None          2,249 (3)

Dalen D. Thomas (11)            1999        None         None       None            None         None           None
Former Senior Vice President,   1998     221,684      300,877       None            None         None          3,840 (2)
Sales and Marketing             1997     206,154       32,500       None            None         None          1,082 (3)

Stanley L. Pace (12)            1999        None         None       None            None         None           None
Former President and            1998        None         None       None            None         None           None
Chief Executive Officer         1997     257,828    2,000,000       None            None         None           None


--------------------------------------------

1   Represents the amount of the Company's matching contribution to its 401(k) Plan in 1999.

2   Represents the amount of the Company's matching contribution to its 401(k) Plan in 1998.

3   Represents the amount of the Company's matching contribution to its 401(k) Plan in 1997.

4   Amtran pays on a bi-weekly basis.  In 1999, there were 27 pay dates instead of the usual 26 pay dates.

5   Pursuant to the 1996  Incentive  Stock Plan for Key  Employees  of Amtran,  Inc.,  the grant of options to Mr. Tague to purchase 75,000 shares of the Company's stock shall become  exercisable as to the following  aggregate number of shares on and after each of the following  dates:  January 5,  2000 - 25,000  shares;  January 5,  2001 - 25,000  shares;  and
    January 5, 2002 - 25,000 shares.

6   Pursuant to the 1996  Incentive  Stock Plan for Key  Employees  of Amtran,  Inc.,  the grant of options to Mr. Tague to purchase 75,000 shares of the Company's stock shall become  exercisable as to the following  aggregate number of shares on and after each of the following dates:  January 10,  1999 - 25,000  shares;  January 10,  2000 - 25,000  shares; and
    January 10, 2001 - 25,000 shares.

7   Pursuant to the 1996  Incentive  Stock Plan for Key  Employees  of Amtran,  Inc.,  the grant of options to Mr. Tague to purchase 300,000 shares of the Company's stock shall become exercisable as to the following  aggregate number of shares on and after  each of the  following  dates:  June 20,  1998 -  100,000 shares;  June 20,  1999 -  100,000 shares;  and
    June 20, 2000 - 100,000 shares.

8   Pursuant to the 1996 Incentive Stock Plan for Key Employees of Amtran,  Inc., the grant of options to Messrs.  Hlavacek and Wolff to purchase 50,000 shares each of the Company's stock shall become exercisable as to the following  aggregate number of shares on and after each of the following dates: January 5,  2000 - 16,667 shares;  January 5,  2001 - 16,667 shares; and January 5, 2002 - 16,666 shares.

9   Pursuant to the 1996 Incentive Stock Plan for Key Employees of Amtran,  Inc., the grant of options to Messrs.  Hlavacek and Wolff to purchase 50,000 shares each of the Company's stock shall become exercisable as to the following  aggregate number of shares on and after each of the following dates: January 10,  1999 - 16,667 shares; January 10,  2000 - 1,667 shares; and January 10, 2001 - 16,666 shares.

10  Pursuant to the 1996 Incentive Stock Plan for Key Employees of Amtran,  Inc., the grant of options to  Messrs. Hlavacek and Wolff to purchase  108,000  shares  each of the  Company's  stock  shall  become  exercisable  as to the  following aggregate  number of shares on and after  each of the  following  dates:  January 10,  1998 -  16,000 shares;  June 20,
    1998 -  20,000 shares;   January 10,  1999  -  16,000 shares;   June 20,  1999 -  20,000 shares;   January 10,  2000  -
    16,000 shares; and June 20, 2000 - 20,000 shares.

11  Mr. Thomas resigned from his position as Senior Vice President, Sales and Marketing, effective November 2, 1998.

12  Mr. Pace resigned from his position as President and Chief Executive Officer on May 24, 1997.





                     O P T I O N   G R A N T S   T A B L E
--------------------------------------------------------------------------------

       This table shows the option grants in 1999 to the individuals named in the Summary Compensation Table.

                                                                                                    Potential Realizable
                                                                                                     Value at Assumed
                                                                                                  Annual Rates of Stock
                                                                                                     Price Appreciation
                             Individual Grants                                                        for Option Term (1)

                                              % of Total
                           Number of           Options
                            Securities         Granted
                           Underlying       To Employees         Exercise       Expiration
      Name             Options Granted      In Fiscal Year    Price/Share($)         Date             5%($)           10%($)


J. George Mikelsons           -0-                 -0-               --               --                --                --

John P. Tague             75,000 (2)              13%             26.68           1/5/2009          1,258,772       3,189,975

James W. Hlavacek         50,000 (3)               9%             26.68           1/5/2009            839,181       2,126,650

Kenneth K. Wolff          50,000 (3)               9%             26.68           1/5/2009            839,181       2,126,650

Dalen D. Thomas               -0-                 -0-               --               --                --                --

Stanley L. Pace               -0-                 -0-               --               --                --                --


1 Option values reflect Black-Scholes model output for options. The assumptions used in the model were expected volatility of .46, risk-free rate of return of 6.29%, dividend yield of 0% and time to exercise of five (5) years. Additionally, a 5% discount was applied to reflect a three-year vesting period.

2  See Footnote 5 to Summary Compensation Table on vesting of Options.

3  See Footnote 8 to Summary Compensation Table on vesting of Options.

                                   O P T I O N   E X E R C I S E S   AND
                                Y E A R-E N D   O P T I O N   V A L U E S


       This table shows the number and value of stock options (exercised and unexercised) for the named individuals during 1999.

                                                                                                      Value of
                                                               Number of Securities                In-The-Money
                               Shares                        Underlying Unexercised              Options At Fiscal
                             Acquired         Value       Options At Fiscal Year-End                  Year-End
                            On Exercise     Realized                                              Exercisable (E)/
      Name                      (#)            ($)      Exercisable     Unexercisable            Unexercisable (U)


J. George Mikelsons               0               0               0              0                        0

John P. Tague                 64,242        882,797         160,758        225,000                $1,734,398(E)
                                                                                                   1,625,000(U)

James W. Hlavacek                 0               0         156,099        103,333                 1,229,365(E)
                                                                                                     581,663(U)

Kenneth K. Wolff               1,000          6,315         184,667        103,333                 1,505,947(E)
                                                                                                     581,663(U)

Dalen D. Thomas              115,000      2,028,822          25,000            0                     298,500(E)
                                                                                                           0(U)

Stanley L. Pace                   0               0               0            0                        0


Pension Plans

         The Company has no pension plans.

401(k) Plan

       Under the American Trans Air, Inc. Employees' Retirement Savings Plan (the "401(k) Plan"), adopted on October 1, 1985, eligible employees could elect to defer up to 15% of their salary into the 401(k) Plan, not to exceed statutory limits. Generally, all employees meeting a minimum-hours requirement are eligible to participate in the 401(k) Plan. The Company has the discretion to make matching contributions to the 401(k) Plan on behalf of participants who have made salary reduction contributions under the Plan. In 1999, the Company contributed $.45 for each dollar contributed to the Plan by eligible participants, up to 6% of their compensation. Moreover, an employee stock ownership feature was added to the 401(k) Plan in May 1993. The ATA Employee Stock Ownership Plan ("ESOP") is a mechanism for the Company to award shares of Company stock for years in which profits occur. Addition of this benefit permits eligible employees to become shareholders of the Company and share in its potential future growth and profitability. Generally, the eligibility requirements for the ESOP are identical to those of the 401(k) Plan, except an employee may be eligible for an ESOP contribution of Company stock even if the employee did not elect pre-tax 401(k) Plan contributions.

       In those years in which the Company experiences profits and chooses to make an ESOP contribution, the 401(k) Plan accounts of eligible employees will be credited with full and/or fractional shares of Company stock. Shares will be allocated based on compensation. In 1999, 33,029 shares of Company stock were allocated to 401(k) Plan participant accounts.

                S T O C K   P E R F O R M A N C E   G R A P H
--------------------------------------------------------------------------------


       This performance graph compares the 1999 total shareholder return on the Company's Common Stock with the Nasdaq Stock Market-U.S. Index and the Company's peer group. The peer group selected by the Company consists of the following companies: Alaska Air Group, Inc., America West Holdings Corporation, AMR Corp. (American Airlines), Amtran, Inc., Continental Airlines, Inc., Delta Air Lines, Inc., HAL, Inc. (Hawaiian Airlines), Northwest Airlines, Southwest Airlines Co., US Airways Group, Inc., UAL Corp. (United Airlines) and Worldcorp, Inc. (World Airlines).


                         Comparison Of 5-Year Cumulative
                        Total Return* Among The Company,
                    Nasdaq Market-U.S. Index And A Peer Group


Date        Amtran, Inc.         Peer Group           Nasdaq Stock Market - U.S.
1994           $100                 $100                        $100
1995           $204                 $176                        $141
1996           $112                 $187                        $174
1997           $126                 $293                        $213
1998           $434                 $257                        $300
1999           $310                 $262                        $542



*Total return based on $100 initial investment and reinvestment of dividends.

                                                                       Exhibit A




                 2000 INCENTIVE STOCK PLAN FOR KEY EMPLOYEES OF
                        AMTRAN INC. AND ITS SUBSIDIARIES


              1. Adoption and Purpose of the Plan. Amtran, Inc., an Indiana corporation (the "Company"), hereby adopts this incentive stock plan (the "Plan") providing for the granting of stock options (the "Options") and shares of restricted stock (the "Restricted Shares" and with the Options, the "Awards") to key employees of the Company and its subsidiaries. The general purpose of the Plan is to promote the interests of the Company and its subsidiaries by providing to their key employees additional incentives to continue and increase their efforts with respect to, and to remain in the employ of, the Company and its subsidiaries.

       The Plan provides for the granting of incentive stock Options ("Incentive Stock Options") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), nonqualified stock Options ("Nonqualified Stock Options") and Restricted Shares.


              2. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options and the issuance of Restricted Shares to be granted from time to time under the Plan an aggregate of 3,000,000 shares of common stock, without par value (the "Stock"), as such number of shares shall be adjusted in accordance with the terms set forth herein. Shares of Stock issued pursuant to any Award may be authorized and unissued shares of Stock or issued shares of Stock which shall have been reacquired by the Company, in whole or in part, as the Board of Directors of the Company (the "Board") shall from time to time determine. If any Option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full or if any Restricted Shares are forfeited or canceled under the terms of the Plan, the relevant Stock subject thereto shall again be available for the purposes of the Plan.


              3. Administration. The Plan shall be administered by the Compensation Committee of the Board (the "Committee") which shall be comprised of two or more persons, each of whom shall qualify as (a) an "outside director" within the meaning of Section 162(m) of the Code and (b) a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the terms of all Awards granted under the Plan (which need not be identical) including, without limitation, the purchase price of the shares covered by each Award, the individuals to whom and the time or times at which Awards shall be granted, the number of shares to be subject to each Award, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, when an Option can be exercised and whether in whole or in installments. In making such determinations, the Committee may take into account the nature of the services rendered by employees, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determination of the Committee on the matters referred to in this Section 3 shall be conclusive.

       The Committee shall hold its meetings at such times and places as it shall deem advisable, a majority of its members shall constitute a quorum and all determinations shall be made by a majority of its members. Any determination reduced to writing and signed by a majority of Committee members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.


              4. Eligibility. Awards may be granted only to full-time salaried employees (which shall include officers) of the Company and of its subsidiaries as defined in Section 424(f) of the Code ("Subsidiary"). In no event shall any employee be granted Options in respect of and/or Restricted Shares representing an aggregate of more than 3,000,000 shares, subject to adjustment as provided herein. A director of the Company or of a Subsidiary who is not also an employee of the Company or of one of its Subsidiaries will not be eligible to receive any Awards under the Plan. Awards may be granted to employees who hold or have held Awards under other plans. An employee who has been granted an Award may be granted additional Awards.

              5.  Option  Prices.  Subject to the  provisions  set forth in this
Section 5 relating to Incentive Stock Options, the purchase price of the Stock under each Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Stock on the date of grant of such Option. Such fair market value shall be determined by the Committee and, unless otherwise determined by the Committee, shall not be less than Market Price (as defined below) on the date of grant of the Option. No Incentive Stock Options shall be granted to an employee who, at the time the Incentive Stock Options are granted, owns (or is considered as owning within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Incentive Stock Options are granted the Option price is at least 110% of the Market Price of the Stock, subject to the Incentive Stock Options and the Incentive Stock Options by their terms are not exercisable after the expiration of five years from the date they are granted. For purposes of the Plan, "Market Price" shall mean at any date the (i) mean between the high and low sales prices of a share of Stock underlying the Option on the New York Stock Exchange ("NYSE") or (ii) if the Stock is not listed on the NYSE, the mean between the high and low sales prices of a share of such Stock on the principal national securities exchange on which the Stock is listed, or (iii) if no shares of such Stock were traded on such date, on the next preceding date on which such Stock was so traded, or (iv) if the Stock is not then listed or admitted to trading on any national securities exchange, on the basis of the average of the high bid and low asked quotations for shares of such Stock on the day in question in the over-the-counter market as reported by the Nasdaq Stock Market's National Market System, or, (v) in all other cases, the value set in good faith by the Committee.

              6. Term of Options. The term of each Option shall be for such period as the Committee shall determine, but not more than 10 years from the date of granting thereof or such shorter period as is prescribed in Section 9 hereof.


              7. Exercise of Options. The Committee may, in its discretion, prescribe in the Option grant the installments, if any, in which an Option granted under the Plan shall become exercisable, provided that no Option shall be exercisable until the six month anniversary of the date of its grant, except as provided in Section 11 or as the Committee otherwise determines. In no case may an Option be exercised at any time for less than 50 shares (or the remaining shares covered by the Option if less than 50).

              Payment shall be made in cash or, unless otherwise provided in the applicable agreement ("Agreement"), in whole shares of Stock already owned by the holder of the Option or partly in cash and partly in such shares; provided, however, that if shares of Stock are to be used to satisfy the exercise price such shares shall have been acquired (i) at least six months prior to the exercise date or (ii) in an open market purchase. An Option may be exercised by written notice to the Company. Such notice shall state that the holder of the Option elects to exercise the Option, the number of shares in respect of which it is being exercised and the manner of payment for such shares, and shall either (i) be accompanied by payment of the full purchase price of such shares or (ii) fix a date (not more than 10 business days from the date of exercise) for the payment of the full purchase price of such shares. Cash payments shall be made by cash or check payable to the order of the Company. Stock payments (valued at Market Price on the date of exercise) shall be made by delivery of
(i) stock certificates in negotiable form or (ii) a completed attestation form prescribed by the Company setting forth the whole shares of Stock owned by the holder which the holder wishes to utilize to satisfy the exercise price. If certificates representing Stock are used to pay all or part of the purchase price of an Option, a separate certificate shall be delivered by the Company representing the same number of shares as each certificate so used, and an additional certificate shall be delivered representing the additional shares to which the holder of the Option is entitled as a result of the exercise of the Option. Except as otherwise provided herein, no Option may be exercised at any time unless the holder thereof is then a full-time employee of the Company or a Subsidiary. The holder of an Option shall have none of the rights of a shareholder with respect to the shares subject to the Option until such shares are transferred to the holder upon the exercise of the Option.


              8. Restricted  Shares. The Board shall determine whether shares of
Stock covered by grants of Restricted Shares shall be issued at the beginning or the end of the period during which the restrictions are in effect (the "Restriction Period") and any restrictions, terms and conditions applicable to the vesting of such Shares. The Board shall determine the price, if any, to be paid by the holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Board pursuant to this paragraph shall be specified in the applicable Agreement.

              Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of Stock for all corporate purposes. The holder will have the right to exercise all other rights, powers and privileges of a holder of Stock with respect to such Restricted Shares; except that (a) the holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the end of the Restriction Period and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (b) other than regular cash dividends and such other distributions as the Board may in its sole discretion designate, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (c) the holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Dis-tributions or his interest in any of them during the Restriction Period; and (d) a breach of any restrictions, terms or conditions provided in the Plan or established by the Board with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and Retained Distributions. The stock certificate or certificates representing such Res-tricted Shares shall be registered in the name of the holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement.
Such certificates shall remain in the custody of the Company and the holder shall deposit with the Company stock powers or other instrument of assignment, endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any Retained Distributions that shall not become vested in accordance with the Plan and the applicable Agreement.

              If and to the extent that shares of Stock are to be issued at the end of the Restriction Period, the holder shall be entitled to receive an amount equal to the cash dividends payable ("Dividend Equivalents") with respect to the shares of Stock covered thereby, either (a) during the Restriction Period or (b) in accordance with the rules applicable to Retained Distributions, as the Board may specify in the Agreement. Any such Restricted Shares shall not constitute issued and outstanding shares of Stock and the holder shall not have any of the rights of a stockholder with respect to the shares of Stock covered by such an award of Restricted Shares until such shares shall have been transferred to the holder at the end of the Restriction Period.


              In connection with any grant of Restricted Shares, an Agreement may provide for the payment of a cash amount to the holder of such Restricted Shares at any time after such Restricted Shares shall have become vested ("Cash Awards"). Such Cash Awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Board in the applicable Agreement and shall be in addition to any other salary incentive, bonus or other compensation payments which such holder shall be otherwise entitled or eligible to receive from the Company. At the end of the Restriction Period, (a) the Restricted Shares shall become vested, (b) any Retained Dis-tributions and any unpaid Dividend Equivalents with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested and (c) any Cash Award to be received by the holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted
Shares, Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company and the holder shall not thereafter have any rights with respect to such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall have been so forfeited.


              9. Termination of Employment. If the holder's employment shall terminate or the holder shall become a part-time employee prior to the complete exercise of an Option, then such Option shall thereafter be exercisable solely to the extent provided herein; provided, however, that (a) no Option may be exercised after the scheduled expiration date of such Option; (b) if the holder's employment terminates by reason of death, Disability (as defined in
Section 422(c)(6) of the Code) or retirement after age 60, the Option shall be accelerated in accordance with Section 11 and shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option); (c) any termination by the Company for cause will be treated in accordance with the provisions of the next succeeding paragraph; and (d) if the holder's employment terminates for any other reason, or the employee becomes a part-time employee, the Option shall remain exercisable for a period of three months following the date of such termination or such conversion to part-time employment (unless the Agreement provides otherwise). If any holder whose employment has terminated for a reason other than death shall die within the period during which his or her Option is exercisable but prior to the complete exercise of the Option, such Option may be exercised at any time within the greater of one year after such date of death or the remainder of the period in which the holder could have exercised the Option had he or she not died but in no event beyond the original term of the Option. The holder must be a full-time salaried employee of the Company or a Subsidiary on the vesting dates set forth in the Option Agreement in order to become vested in the shares that are scheduled to become vested on such dates.

              During the Restriction Period with respect to any Restricted Shares or prior to the exercise of any Option, if the holder's employment with the Company or a Subsidiary shall be terminated by the Company or such Subsidiary for Cause, then (a) all Options held by such holder shall immediately terminate and (b) such holder's rights to all Restricted Shares, Retained
Distributions, any unpaid Dividend Equivalents and any Cash Awards shall be forfeited immediately. Cause shall have the meaning established by the Committee or, in the absence thereof, shall mean (i) gross negligence or willful misconduct in the performance of the material duties and services required of him or her or (ii) the conviction of a felony or an act of moral turpitude; provided, however, that if such termination occurs within 12 months after a Significant Event (as defined herein), Cause shall mean only conviction of a felony or commission of an act of moral turpitude.

              The Committee may determine whether any given leave of absence constitutes a termination of employment. Awards made under the Plan shall not be affected by any change of employment so long as the holder continues to be a full-time employee of the Company or a Subsidiary.


              10.  Nontransferability  of  Awards.  Except as  provided  in this
Section 10, no Award granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution. The designation of a beneficiary by an Award holder shall not constitute a transfer. With the approval of the Committee, a Nonqualified Stock Option may be transferred by gift to any member of the holder's immediate family or to a trust for the benefit of one or more of such immediate family members. For the purposes of this Section 10, "immediate family" shall mean the spouse, children and grandchildren, parents, grandparents, former spouses, siblings, nieces, nephews, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, including adoptive or step relationships and any person sharing the employee's household (other than as a tenant or employee).


              11. Acceleration of an Award. In the event of any Significant Event (as defined in Section 12), or if a holder's employment shall terminate by reason of death, Disability or retirement after age 60, then, notwithstanding any contrary vesting period in any Agreement or in the Plan, and unless the applicable Agreement provides otherwise: (a) in the case of an Option, each such outstanding Option granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; and (b) in the case of Restricted Shares, the Restriction Period shall be deemed to have expired and all Restricted Shares, any related Retained Distributions, any unpaid Dividend Equivalents and Cash Awards shall become vested.


              12.   Significant   Event.  Each  of  the  following  shall  be  a
Significant Event:

              (a) the Board (or, if approval of the Board is not required as a matter of law, the shareholders of the Company) shall approve (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of capital stock of the corporation entitled to vote generally in any election of directors
("Voting Stock") would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the outstanding Voting Stock immediately prior to the merger have the same proportionate voting interests in the capital stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company or (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company;

              (b) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity other than the Company shall make a tender offer or exchange offer to acquire any shares of outstanding Voting Stock for cash, securities or any other consideration, or in the event that there is any other transfer of such shares by the Company or the existing shareholders, provided that (i) after consummation of such transaction, the person, corporation or other entity in question is the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the votes represented by all outstanding shares of Voting Stock (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Voting Stock) and (ii) after the consummation of such transaction, J. George Mikelsons is the "beneficial owner" (defined in the same manner as in clause (i) above), directly or indirectly, in the aggregate of a lesser percentage of the votes represented by all of the outstanding shares of Voting Stock (calculated in the same manner as in clause (i) above) than such person, corporation or other entity and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board; or

              (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.


              13. Effect of Certain Changes. Notwithstanding any other provisions of the Plan, unless the Agreement provides otherwise, the Committee shall adjust the number of shares subject to each unexercised or unvested Award and the Option prices upon the occurrence of an event described in the next paragraph. Upon any such event, the aggregate number of shares available under the Plan shall also be appropriately adjusted by the Committee, whose determination shall be conclusive.

              In the event of changes in the outstanding Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger consolidation, liquidation, split-up, split-off, spin-off or other similar change in capitalization, any distribution to common shareholders, including a rights offering, other than cash dividends or any like change or in the event of any reorganization, recapitalization, merger, consolidation, acquisition of property or stock, separation or liquidation of the Company, or any other event similarly affecting the Company, the Committee shall have the right, but not the obligation to (a) adjust the number of shares of Stock subject to outstanding Awards and the related Option prices or (b) provide that outstanding Awards shall be canceled in respect of a cash payment or the payment of securities or property, or any combination thereof, with a per share value determined by the Committee in good faith.

              Such   adjustments   shall  be  made  by  the   Committee,   whose
determination in that respect shall be final, binding and conclusive. Any fractional shares resulting from such adjustment shall be eliminated.


              14. Written Agreement. Each Award shall be evidenced by an Agreement which may contain such terms as the Board from time to time shall approve provided that such terms are not inconsistent with the provisions of the Plan. Unless the Agreement specifies otherwise, the effective date of the granting of an Award shall be the date on which the Board approves such grant. Each grantee of an Option or Restricted Shares shall be notified promptly of such grant and a written Agreement shall be promptly executed and delivered by the Company and the grantee, provided that such grant of Options or Restricted Shares shall terminate if such written Agreement is not signed by such grantee (or his attorney) and delivered to the Company within 60 days after the effective date of such grant.


              15. Termination and Amendment. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no Award shall be granted after May 9, 2010 (the tenth anniversary of the date this Plan is adopted by the Board). The Plan may be terminated, modified or amended by the shareholders of the Company. The Board may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable; provided, however, that the Board may not, without approval by the holders of a majority of the outstanding shares of voting stock of the Company present and voting at a duly held meeting at which a quorum is present, (i) increase the maximum number of shares of Stock as to which Awards may be granted under the Plan other than pursuant to the anti-dilution provision of Section 13 hereof, or (ii) change the class of employees eligible to receive Awards. No termination, modification or amendment of the Plan may, without the consent of the employee to whom any Award shall theretofore have been granted, adversely affect the rights of such employee under such Award.


              16. Effectiveness of the Plan. The Plan shall become effective upon its adoption by the Board, but its effectiveness and the grant of any Option shall be subject to the approval of the holders of a majority of the voting shares of the Company, which approval must occur within 12 months after the date the Plan is adopted by the Board.


              17. Tax Withholding. In connection with the transfer of shares of Stock as a result of the exercise or vesting of an Award or upon any other event that would subject the holder of an Award to taxation, the Company shall have the right to require the holder to pay an amount in cash or to retain or sell without notice, or to demand surrender of, shares of Stock in value sufficient to cover any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such transfer ("Withholding Tax"), and to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the employee. For purposes of this Section 17, the value of shares of Stock so retained or surrendered shall be the Market Price on the date that the amount of the Withholding Tax is to be determined (the "Tax Date"), and the value of shares of Stock so sold shall be the actual net sale price per share (after deduction of commissions) received by the Company.

       Notwithstanding the foregoing, the employee shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such Withholding Tax or by requiring the Company to retain or to accept upon delivery thereof shares of Stock (other than unvested Restricted Stock) sufficient in value (determined in accordance with the last sentence of the preceding paragraph) to cover the amount of such Withholding Tax. Each election by an employee to have shares retained or to deliver shares for this purpose shall be subject to the following restrictions: (i) the election must be in writing and made on or prior to the Tax Date; and (ii) the election shall be subject to the disapproval of the Committee.

              18. Section 16 Persons. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.


              19. Pooling. If (a) the Board approves a merger or consolidation of the Company which is intended by the Board to satisfy the accounting rules related to the pooling of interest method of accounting (the "Pooling Rules") and (b) any provision of this Plan would violate the Pooling Rules, then such provision shall be null and void ab initio.